Exhibit 99.1

Contacts
	Investors:	Peter Poillon +1 212 915-8084 Email: peter.poillon@willis.com

News Release	Media:	Miles Russell +44 7903 262 118 Email: miles.russell@willis.com

Willis Group Reports Third Quarter 2014 Results

Reported commission and fees growth of 2.1%, organic commissions and fees growth of 2.5%, led by International and North America; continued growth in Reinsurance

Expense growth moderated in third quarter 2014

Third quarter 2014 reported EPS of $(0.04) compared with $(0.15) in prior year quarter

Third quarter 2014 underlying diluted EPS of $0.14 compared with $0.19 in prior year quarter

Operational Improvement Program targets updated

NEW YORK, October 28, 2014 – Willis Group Holdings plc (NYSE: WSH), the global risk advisor, insurance and reinsurance broker, today reported results for the three and nine months ended September 30, 2014.

Willis recorded total commissions and fees growth of 2.1% in the third quarter of 2014, and organic commission and fee growth of 2.5%.

Reported expenses, which include $17 million of restructuring expenses related to the Operational Improvement Program and $7 million of unfavorable foreign currency movements, grew 7.3% in the third quarter 2014. However, excluding these items, underlying expense growth was 4.1%.

Dominic Casserley, Willis Group Chief Executive Officer, commented, “Our overall organic commissions and fees grew 2.5% in the quarter. This reflects good growth in Willis International, led by emerging markets, and solid performance in Willis North America. Within our Willis Global businesses, Reinsurance continued to grow despite very difficult market headwinds while the UK Insurance business was down, primarily due to a difficult comparison in the Construction specialties division.”

Casserley continued, “On expenses, in the quarter we started to see the moderation in growth relative to the previous quarters that we expected. Additionally, we continued to make very good progress on our Operational Improvement Program. I am pleased that our current expectations for savings from actions we expect to take in 2014 and 2015 are ahead of initial estimates - this bodes well for the Program.”

Financial Results

	Three months ended September 30,				Nine months ended September 30,
	2014	2013	Change		2014	2013	Change
Reported commissions and fees growth	2.1%	5.6%	(350	) bps	3.9%	5.1%	(120	) bps
Organic commissions and fees growth (1)	2.5%	5.7%	(320	) bps	3.8%	5.3%	(150	) bps
Reported operating margin	4.2%	8.8%	(460	) bps	17.9%	18.9%	(100	) bps
Underlying operating margin (1)	6.3%	7.7%	(140	) bps	18.6%	19.7%	(110	) bps
Reported diluted EPS	$(0.04)	$(0.15)	73.3%		$1.57	$1.67	(6.0)%
Underlying diluted EPS (1)	$0.14	$0.19	(26.3)%		$2.02	$2.22	(9.0)%

(1)	Please refer to supplemental financial information attached to this press release for definitions of non-GAAP financial measures and accompanying reconciliations.

Willis Group reported a net loss of $7 million, or $(0.04) per diluted share, in the third quarter of 2014 compared to a loss of $27 million, or $(0.15) per diluted share, in the year ago quarter. Reported earnings in the third quarter of 2014 were reduced by $(0.10) per diluted share due to adverse foreign currency movements, and $(0.08) per diluted share due to charges related to the Operational Improvement Program.

Underlying diluted EPS, which excludes the items above and those described in Note 7 of the supplemental financial information included in this press release, were $0.14 per diluted share in the third quarter of 2014, a decrease of $0.05 per diluted share compared to the third quarter of 2013.

Revenues

Total reported revenues were $812 million in the third quarter of 2014, an increase of 2.1% from $795 million in the third quarter of 2013. Total underlying revenues, which exclude $3 million of unfavorable foreign currency movements, increased 2.5% over the prior year quarter.

Total reported commissions and fees increased 2.1% to $808 million in the third quarter of 2014, from $791 million in the third quarter of 2013. Organic commissions and fees grew 2.5% over the same period.

Expenses

Total reported expenses, which included $17 million of restructuring charges related to the Operational Improvement Program and $7 million of unfavorable foreign currency movements, were $778 million in the third quarter of 2014, an increase of 7.3% from the third quarter of 2013. Excluding these items, total underlying expenses increased 4.1% over the same period.

Reported salaries and benefits were $569 million in the third quarter of 2014, an increase of 5.2% from $541 million in the year ago quarter. Underlying salaries and benefits grew 4.0% after adjusting for $6 million of unfavorable foreign currency movements. The increase in underlying salaries and benefits was primarily driven by a year over year net increase in headcount of approximately 2%, together with annual salary reviews.

Underlying salaries and benefits were equivalent to 70% of revenues in the third quarter of 2014; while salaries and benefits measured similarly were 69% of revenues in the third quarter of 2013.

Reported and underlying other operating expenses of $156 million in the third quarter of 2014 grew 4.7% from $149 million in the prior year quarter.

Depreciation expense and amortization of intangible assets were $23 million and $13 million, respectively, in the third quarter of 2014. Depreciation expense and amortization of intangible assets were $21 million and $14 million, respectively, in the third quarter of 2013.

Operating margin

Willis Group reported operating margin was 4.2% in the third quarter of 2014, a decrease of 460 basis points compared to the third quarter 2013 margin. Adverse foreign currency movements and the charges related to the Operational Improvement Program accounted for 330 basis points of the decrease. Underlying operating margin was 6.3% in the third quarter of 2014, a decrease of 140 basis points compared to the third quarter of 2013 margin.

$ millions, except margin	Reported				Underlying(1)
	Three months ended September 30,				Three months ended September 30,
	2014	2013	Change		2014	2013	Change
Total revenue	$812	$795	2.1%		$812	$792	2.5%
Total expenses	$778	$725	7.3%		$761	$731	4.1%
Operating income	$34	$70	(51.4)%		$51	$61	(16.4)%
Operating margin	4.2%	8.8%	(460	) bps	6.3%	7.7%	(140	) bps

(1)	Please refer to supplemental financial information attached to this press release for definitions of non-GAAP financial measures and accompanying reconciliations.

Taxes

The Company recorded $2 million of tax expense in the period. Taxes for the quarter were increased by a $4 million expense recorded to bring the tax charge for the prior two quarters in line with latest estimates for the full year. This estimate for the full year has been impacted by changes in the assumed geographic mix of income.

Segment Revenue Results

Willis North America

The Willis North America segment achieved 3.4% organic commissions and fees growth in the third quarter of 2014 compared with the third quarter of 2013.

Growth in commissions and fees was recorded across many of the geographic regions in North America, led by mid-single digit growth in the Midwest and Atlantic regions. Willis North America also recorded solid growth across a number of the major industry and product practices including Healthcare, FINEX and Mergers and Acquisitions. The Human Capital practice was up mid-single digits in the quarter while Construction was down mid-single digits, primarily due to fewer construction and surety projects compared to the year ago quarter.

Willis International

The Willis International segment achieved 6.3% organic growth in commissions and fees in the third quarter 2014 compared with the same period in 2013.

Operations in Western Europe grew mid-single digits – with growth reported in many countries during the quarter. Eastern Europe was up mid-teens, with good results in both Russia and Poland. Latin America was up double digits, led by Brazil and Argentina. Operations in Asia were flat, as growth in China and the Global Wealth Solutions business was offset by a decline in Hong Kong.

Willis Global

Organic commissions and fees in the Willis Global segment, which comprises Willis Re, Willis Insurance UK (Willis UK retail business and Specialties businesses), Facultative, Risk, and Willis Capital Markets & Advisory, declined (0.4)% in the third quarter of 2014 compared with the third quarter of 2013.

The decline in the Willis Global segment reflects differing performance across the segment’s businesses. Willis Re grew low single-digits, despite market conditions that remain challenging. Willis Insurance UK was down mid-single digits. Within this business, Willis UK retail achieved modest growth. Among the Specialties businesses, Natural Resources and Aerospace grew strongly, however this growth was more than offset by declines in Construction which, in the year ago quarter, benefited from a large project, and Marine, which is hindered by lower rates.

Operational Improvement Program

In the third quarter of 2014, Willis recorded $17 million of restructuring charges related to the Operational Improvement Program. Details of the charges by segment and type of expense are included in note 4 of the supplemental financial information attached to the release. Savings generated by the program in both the third quarter 2014 and year to date were approximately $2 million.

In April 2014, Willis announced that the Operational Improvement Program was expected to deliver cumulative cost savings of approximately $420 million through 2017 and annual cost savings of approximately $300 million starting in 2018. The estimated expected phasing of cost savings was: approximately $5 million in 2014, approximately $45 million in 2015, approximately $135 million in 2016 and approximately $235 million in 2017. The Company expected to incur cumulative charges related to the Program amounting to approximately $410 million through the end of 2017.

Since the announcement, the Company has continued its development of the Program, has begun initial implementation and has updated its estimates on the phasing of savings and spending as follows:

•	Total Program cost savings in 2014 and 2015 of at least $8 million and $60 million, respectively;

•	Annualized cost savings from 2014 and 2015 actions expected to be approximately $120 million by the end of the Program, or 40% of the expected $300 million annualized savings;

•	Expected Program cost savings in 2016 and in 2017 of $135 and $235 million, respectively, are unchanged from original estimate;

•	Total expected Program spend in 2014 and in 2015 of approximately $40 million and $130 million, respectively; and

•	The balance of the Program spend of approximately $240 million to be incurred in 2016 and 2017.

To help investors and analysts analyze the effectiveness of the Program, the Company will provide the following metrics, starting at year end 2014 and annually thereafter:

•	Ratio of full time employees (FTEs) in higher cost geographies to lower cost near-shore and off-shore centers (March 31, 2014 ratio was 80% / 20%);

•	Ratio of square footage of real estate per FTE, indexed to 100 (March 31, 2014 ratio of square footage of real estate per FTE = 100);

•	Ratio of desks per FTE, indexed to 100 (March 31, 2014 ratio of desks per FTE = 100).

In addition, when Willis reports its second quarter 2015 results, the Company will provide an update on the progress of the Program and associated estimates.

Nine Months 2014 Financial Results

Reported net income for the nine months ended September 30, 2014 was $286 million, or $1.57 per diluted share, compared with $297 million, or $1.67 per diluted share, in the same period a year ago.

Underlying earnings per diluted share, which excludes the $(0.16) per diluted share negative impact of foreign currency movements and the items detailed in note 7 of the supplemental financial information, was $2.02 in the first nine months of 2014, compared with $2.22 in the first nine months of 2013.

Total commissions and fees were $2,828 million for the first nine months of 2014, compared to $2,722 million for the first nine months of 2013. Organic growth in commissions and fees was 3.8% over the same period.

Reported operating income and reported operating margin were $508 million and 17.9%, respectively, for the nine months ended September 30, 2014, compared with $518 million and 18.9%, respectively, for the same period a year ago. Underlying operating margin, which excludes items detailed in note 5 of the supplemental financial information and 90 basis points impact of adverse foreign currency movements, was 18.6% in the first nine months of 2014, a decrease of 110 basis points from the same period a year ago.

Underlying EBITDA for the first nine months of 2014 was $636 million, compared to $646 million in the first nine months of 2013.

The reported tax rate for the nine months ended September 30, 2014 was approximately 31%, compared to approximately 23% for the same period in 2013. Included within the reported tax expense in the first nine months of 2014 is a non-cash tax adjustment amounting to $21 million reflecting an increase in the valuation allowance against deferred tax assets.

Balance Sheet Highlights

As of September 30, 2014, cash and cash equivalents were $656 million, total debt was $2,313 million and total equity was $2,273 million. As of December 31, 2013, cash and cash equivalents totaled $796 million, total debt was $2,326 million and total equity was $2,243 million. Through the first nine months of 2014 the Company has generated $281 million of cash from operations, down from $366 million of cash generated in the first nine months of 2013. The reduction in cash from operations is primarily due to the non-recurrence of proceeds from the close-out of derivative contracts in the third quarter of the prior year and increased cash payments for long-term incentives in 2014.

Dividends

At its October 2014 Board meeting, the Board of Directors approved a regular quarterly cash dividend of $0.30 per share (an annual rate of $1.20 per share). The dividend is payable on January 15, 2015 to shareholders of record at December 31, 2014.

Share Buyback

In February, Willis announced that it intended to buy back $200 million in shares in 2014 to offset the increase in shares outstanding resulting from the exercise of employee stock options. In the third quarter of 2014, the Company bought back 1,950,000 shares for $82 million. Since the announcement, and through the end of the third quarter of 2014, the Company has bought back 4,806,000 shares for $203 million. Through October 10, 2014, the Company had, in total, bought back 5,050,000 shares for $213 million and completed its announced buyback.

Conference Call, Webcast and Slide Presentation

A conference call to discuss the third quarter 2014 results will be held on Wednesday, October 29, 2014, at 8:00 AM Eastern Time. To participate in the live call, please dial (866) 803-2143 (U.S.) or +1 (210) 795-1098 (international) with a pass code of “Willis”. A live (listen-only) audio web cast may be accessed through the investor relations section of the Company website at www.willis.com.

A replay of the call will be available through November 28, 2014 at 5:00 PM Eastern Time, by calling (866) 351-5761 (U.S.) or + 1 (203) 369-0063 (international). A replay of the webcast will be available through the website.

About Willis

Willis Group Holdings plc is a leading global risk advisor, insurance and reinsurance broker. With roots dating to 1828, Willis operates today on every continent with more than 18,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our Website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

Forward-looking statements

We have included in this document ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘probably’, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

•	the impact of current global economic conditions on our results of operations and financial condition, including as a result of those associated with the Eurozone, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to implement and fully realize anticipated benefits of our new growth strategy and revenue generating initiatives;

•	our ability to implement and realize anticipated benefits of any expense reduction initiative, including our ability to achieve expected savings from the multi-year operational improvement program as a result of unexpected costs or delays and demand on managerial, operational and administrative resources and/or macroeconomic factors affecting the program;

•	changes in the tax or accounting treatment of our operations and fluctuations in our tax rate;

•	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to develop and implement technology solutions and invest in innovative product offerings in an efficient and effective manner;

•	our ability to continue to manage our significant indebtedness;

•	our ability to compete in our industry;

•	our ability to develop new products and services;

•	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

•	our ability to retain key employees and clients and attract new business;

•	the timing or ability to carry out share repurchases and redemptions;

•	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions;

•	fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets;

•	any fluctuations in exchange and interest rates that could affect expenses and revenue;

•	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

•	rating agency actions, including a downgrade to our credit rating, that could inhibit our ability to borrow funds or the pricing thereof and in certain circumstances cause us to offer to buy back some of our debt;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

•	our ability to achieve anticipated benefits of any acquisition or other transactions in which we may engage, including any revenue growth or operational efficiencies;

•	our ability to effectively integrate any acquisition into our business;

•	our inability to exercise full management control over our associates, such as Gras Savoye;

•	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

•	any potential impact from the US healthcare reform legislation;

•	our involvement in and the results of any regulatory investigations, legal proceedings and other contingencies;

•	underwriting, advisory or reputational risks associated with non-core operations as well as the potential significant impact our non-core operations (including the Willis Capital Markets & Advisory operations) can have on our financial results;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us;

•	the interruption or loss of our information processing systems, data security breaches or failure to maintain secure information systems; and

•	impairment of the goodwill in one of our reporting units, in which case we may be required to record significant charges to earnings.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information see the section entitled ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2013 and our subsequent filings with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or www.willis.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Non-GAAP supplemental financial information

This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our GAAP information is in the earnings release or the note disclosures that follow. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in millions, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues
Commissions and fees	$808	$791	$2,828	$2,722
Investment income	4	4	12	11
Other income	—	—	4	3

Total revenues	812	795	2,844	2,736

Expenses
Salaries and benefits (including share-based compensation of $14 million, $10 million, $43 million, $31 million)	569	541	1,714	1,638
Other operating expenses	156	149	494	470
Depreciation expense	23	21	70	68
Amortization of intangible assets	13	14	38	42
Restructuring costs	17	—	20	—

Total expenses	778	725	2,336	2,218

Operating income	34	70	508	518
Loss on extinguishment of debt	—	60	—	60
Other expense (income), net	9	(5)	12	(15)
Interest expense	34	30	101	93

(Loss) income before income taxes and interest in earnings (losses) of associates	(9)	(15)	395	380
Income taxes	2	11	124	88

(Loss) income before interest in earnings (losses) of associates	(11)	(26)	271	292
Interest in earnings (losses) of associates, net of tax	3	(1)	19	11

Net (loss) income	(8)	(27)	290	303
Less: Net loss (income) attributable to noncontrolling interests	1	—	(4)	(6)

Net (loss) income attributable to Willis Group Holdings	$(7)	$(27)	$286	$297

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in millions, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Earnings per Share – Basic and Diluted
Net (loss) income attributable to Willis Group Holdings shareholders:
- Basic	$(0.04)	$(0.15)	$1.60	$1.70
- Diluted	(0.04)	(0.15)	1.57	1.67

Average Number of Shares Outstanding
- Basic	178	177	179	175
- Diluted	178	177	182	178
Shares Outstanding at September 30 (thousands)	177,376	177,299	177,376	177,299

WILLIS GROUP HOLDINGS plc

CONDENSED DRAFT BALANCE SHEETS

(in millions) (unaudited)

	September 30, 2014	December 31, 2013
Current assets
Cash & cash equivalents	$656	$796
Accounts receivable, net	1,021	1,041
Fiduciary assets	8,836	8,412
Deferred tax assets	8	15
Other current assets	229	197
Assets held for sale	74	—

Total current assets	10,824	10,461

Non-current assets
Fixed assets, net	481	481
Goodwill	2,803	2,838
Other intangible assets, net	331	353
Investments in associates	177	176
Deferred tax assets	12	7
Pension benefits asset	384	278
Other non-current assets	196	206

Total non-current assets	4,384	4,339

Total assets	$15,208	$14,800

Liabilities and equity
Current liabilities
Fiduciary liabilities	$8,836	$8,412
Deferred revenue and accrued expenses	481	586
Income taxes payable	43	21
Short-term debt and current portion of long-term debt	165	15
Deferred tax liabilities	19	25
Other current liabilities	445	415
Liabilities held for sale	16	—

Total current liabilities	10,005	9,474

Non-current liabilities
Long-term debt	2,148	2,311
Liability for pension benefits	122	136
Deferred tax liabilities	110	56
Provision for liabilities	203	206
Other non-current liabilities	347	374

Total non-current liabilities	2,930	3,083

Total liabilities	12,935	12,557

Total Willis Group Holdings stockholders’ equity	2,258	2,215
Noncontrolling interests	15	28

Total equity	2,273	2,243

Total liabilities and equity	$15,208	$14,800

WILLIS GROUP HOLDINGS plc

CONDENSED DRAFT CASH FLOW STATEMENTS

(in millions) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net (loss) income	$(8)	$(27)	$290	$303
Adjustments to reconcile net (loss) income to total net cash provided by operating activities	55	148	193	236
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries	82	108	(202)	(173)

Net cash provided by operating activities	$129	$229	$281	$366

Net cash used in investing activities	$(34)	$(30)	$(117)	$(105)

Net cash used in financing activities	$(129)	$(82)	$(283)	$(132)

(Decrease) increase in cash and cash equivalents	$(34)	$117	$(119)	$129
Effect of exchange rate changes on cash and cash equivalents	(18)	3	(21)	(6)
Cash and cash equivalents, beginning of period	708	503	796	500

Cash and cash equivalents, end of period	$656	$623	$656	$623

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

1.	Definitions of non-GAAP financial measures

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic commissions and fees growth

Organic commissions and fees growth excludes: (i) the impact of foreign currency translation; (ii) the first twelve months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented, from reported commissions and fees growth.

We believe organic growth in commissions and fees provides a measure that the investment community may find helpful in assessing the performance of operations that were part of our operations in both the current and prior periods, and provides a measure against which our businesses may be assessed in the future.

Underlying revenues, underlying total expenses, underlying salaries and benefits, underlying other operating expenses, underlying operating income, underlying EBITDA, underlying net income and underlying net income per diluted share

Underlying revenues, underlying total expenses, underlying salaries and benefits, underlying other operating expenses, underlying operating income, underlying EBITDA, underlying net income and underlying net income per diluted share are calculated by excluding the impact of certain items, including foreign currency translation, from total revenue, total expenses, salaries and benefits, other operating expenses, operating income, net (loss) income and net (loss) income per diluted share, respectively, the most directly comparable GAAP measures. We believe that excluding these items, as applicable, from total revenue, total expenses, salaries and benefits, other operating expenses, operating income and net (loss) income and net (loss) income per diluted share, provides a more complete and consistent comparative analysis of our results of operations.

2.	Organic commissions and fees

The tables below reconcile reported commissions and fees growth to organic commissions and fees growth, as defined in note 1 of the supplemental financial information, for the three and nine months ended September 30, 2014.

	Three months ended September 30,			Change attributable to
	2014	2013	% Change	Foreign currency translation	Acquisitions and disposals	Organic commissions and fees growth
North America	$328	$322	1.9%	—%	(1.5)%	3.4%
International	190	180	5.6%	(4.2)%	3.5%	6.3%
Global	290	289	0.3%	1.3%	(0.6)%	(0.4)%

Total	$808	$791	2.1%	(0.4)%	—%	2.5%

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

2.	Organic commissions and fees (continued)

	Nine months ended September 30,			Change attributable to
	2014	2013	% Change	Foreign currency translation	Acquisitions and disposals	Organic commissions and fees growth
North America	$1,037	$1,004	3.3%	(0.1)%	(1.0)%	4.4%
International	691	652	6.0%	(2.0)%	1.5%	6.5%
Global	1,100	1,066	3.2%	1.6%	(0.3)%	1.9%

Total	$2,828	$2,722	3.9%	0.2%	(0.1)%	3.8%

3.	Underlying expenses

The following tables reconcile underlying total expenses, underlying salaries and benefits and underlying other operating expenses to total expenses, salaries and benefits and other operating expenses, respectively the most directly comparable GAAP measures, for the three and nine months ended September 30, 2014 and 2013:

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2014	2013	Change	2014	2013	Change
Reported Total expenses	$778	$725	7.3	$2,336	$2,218	5.3
Excluding:
Operational improvement program	(17)	—		(20)	—
Expense reduction initiative	—	—		—	(46)
Fees related to extinguishment of debt	—	(1)		—	(1)
Foreign currency movements (1)	—	7		—	30

Underlying Total expenses	$761	$731	4.1	$2,316	$2,201	5.2

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2014	2013	Change	2014	2013	Change
Reported Salaries and benefits	$569	$541	5.2	$1,714	$1,638	4.6
Excluding:
Expense reduction initiative	—	—		—	(29)
Foreign currency movements (1)	—	6		—	22

Underlying Salaries and benefits	$569	$547	4.0	$1,714	$1,631	5.1

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

3.	Underlying expenses (continued)

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2014	2013	Change	2014	2013	Change
Reported Other operating expenses	$156	$149	4.7	$494	$470	5.1
Excluding:
Expense reduction initiative	—	—		—	(12)
Fees related to extinguishment of debt	—	(1)		—	(1)
Foreign currency movements (1)	—	1		—	7

Underlying Other operating expenses	$156	$149	4.7	$494	464	6.5

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

4.	Operational Improvement Program

	Three months ended September 30, 2014
	North America	International	Global	Corporate	Total
Termination benefits	$2	$3	$8	$—	$13
Professional services & other	—	—	1	3	4

Total restructuring charges	$2	$3	$9	$3	$17

	Nine months ended September 30, 2014
	North America	International	Global	Corporate	Total
Termination benefits	$3	$3	$8	$—	$14
Professional services & other	—	—	1	5	6

Total restructuring charges	$3	$3	$9	$5	$20

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

5.	Underlying revenue, underling operating income and underlying operating margin

The following table reconciles underlying revenue, underlying operating income, and underlying operating margin to total revenues, operating income, and operating margin, respectively the most directly comparable GAAP measures, for the three and nine months ended September 30, 2014 and 2013:

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2014	2013	Change	2014	2013	Change
Total revenues	$812	$795	2.1	$2,844	$2,736	3.9
Excluding:
Foreign currency movements	—	(3)		—	5

Underlying revenue	$812	$792	2.5	$2,844	$2,741	3.8

Operating income	$34	$70	(51.4)	$508	$518	(1.9)
Excluding:
Operational Improvement program	17	—		20	—
Expense reduction initiative	—	—		—	46
Fees related to extinguishment of debt	—	1		—	1
Foreign currency movements (1)	—	(10)		—	(25)

Underlying operating income	$51	$61	(16.4)	$528	$540	(2.2)

Operating margin, or operating income as a percentage of total revenues	4.2%	8.8%		17.9%	18.9%

Underlying operating margin, or underlying operating income as a percentage of total underlying revenues	6.3%	7.7%		18.6%	19.7%

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

6.	Underlying EBITDA

The following table reconciles underlying EBITDA and EBITDA to net (loss) income, the most directly comparable GAAP measure, for the three and nine months ended September 30, 2014 and 2013:

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2014	2013	Change	2014	2013	Change
Net (loss) income attributable to Willis Group Holdings	$(7)	$(27)	74.1	$286	$297	(3.7)
Excluding:
Net (loss) income attributable to noncontrolling interests	(1)	—		4	6
Interest in earnings(losses) of associates, net of tax	(3)	1		(19)	(11)
Income taxes	2	11		124	88
Interest expense	34	30		101	93
Other expense (income), net	9	(5)		12	(15)
Loss on extinguishment of debt	—	60		—	60
Depreciation	23	21		70	68
Amortization	13	14		38	42

EBITDA	$70	$105	(33.3)	$616	$628	(1.9)

Excluding:
Operational Improvement Program	17	—		20	—
Expense reduction initiative	—	—		—	41
Fees related to extinguishment of debt	—	1		—	1
Foreign currency movements(1)	—	(10)		—	(24)

Underlying EBITDA	$87	$96	(9.4)	$636	$646	(1.5)

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

7.	Underlying net income

The following table reconciles net (loss) income and net (loss) income per diluted share, the most directly comparable GAAP measures, to underlying net income and underlying net income per diluted share, for the three and nine months ended September 30, 2014 and 2013:

	Three months ended September 30,			Per diluted share Three months ended September 30,
	2014	2013	% Change	2014	2013	% Change
Net (loss) income attributable to Willis Group Holdings plc	$(7)	$(27)	74.1	$(0.04)	$(0.15)	73.3
Excluding:
Operational Improvement Program, net of tax ($3, $nil)	14	—		0.08	—
Fees related to extinguishment of debt, net of tax ($nil, $nil)	—	1		—	0.01
Loss on extinguishment of debt, net of tax ($nil, $nil)	—	60		—	0.33
Foreign currency movements(1)	—	(18)		0.10	—

Underlying net income	$7	$16	(56.3)	$0.14	$0.19	(26.3)

Average diluted shares outstanding(2)	178	177

(1)	For prior periods, underlying measures (other than EPS) have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods. In the current three and nine month periods only, underlying EPS excludes the $0.10 and $0.16, respectively, negative year over year impact of foreign currency movements in order to assist comparability to EPS figures that have been disclosed in prior periods.
(2)	Diluted earnings per share are calculated by dividing net income by the average number of shares outstanding during each period. However potentially issuable share were not included in the calculation of diluted earnings per share for the three months ended September 30, 2013 because the Company’s net loss rendered their impact anti-dilutive. The dilutive impact of potentially issuable shares had a $nil impact on reconciling to adjusted earnings per share from continuing operations.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

7.	Underlying net income (continued)

	Nine months ended September 30,			Per diluted share Nine months ended September 30,
	2014	2013	% Change	2014	2013	% Change
Net income attributable to Willis Group Holdings plc	$286	$297	(3.7)	$1.57	$1.67	(6.0)

Excluding:
Operational Improvement Program, net of tax ($4, $nil)	16	—		0.09	—
Venezuela currency devaluation, net of tax ($1, $nil)	13	—		0.07	—
Deferred tax valuation allowance, net of tax ($nil, $nil)	21	—		0.12	—
Net loss on disposal of operations, net of tax ($1,$nil)	2	—		0.01	—
Fees related to the extinguishment of debt, net of tax ($nil, $nil)	—	1		—	0.01
Loss on extinguishment of debt, net of tax ($nil, $nil)	—	60		—	0.33
Expense reduction initiative, net of tax ($nil, $8)	—	38		—	0.21
Foreign currency movements(1)	—	(29)		0.16	—

Underlying net income	$338	$367	(7.9)	$2.02	$2.22	(9.0)

Average diluted shares outstanding	182	178

(1)	For prior periods, underlying measures (other than EPS) have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods For EPS only, the impact of foreign currency movements is shown against current period measure. In the current three and nine month periods only, underlying EPS excludes the $0.10 and $0.16, respectively, negative year over year impact of foreign currency movements in order to assist comparability to EPS figures that have been disclosed in prior periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

8.	Condensed consolidated income statements by quarter

	2013						2014
	Q1	Q2	Q3	Q3 YTD	Q4	FY	Q1	Q2	Q3	Q3 YTD
Revenues
Commissions and fees	$1,046	$885	$791	$2,722	$911	$3,633	$1,090	$930	$808	$2,828
Investment income	4	3	4	11	4	15	4	4	4	12
Other income	1	2	—	3	4	7	3	1	—	4

Total revenues	1,051	890	795	2,736	919	3,655	1,097	935	812	2,844

Expenses
Salaries and benefits	568	529	541	1,638	569	2,207	570	575	569	1,714
Other operating expenses	162	159	149	470	166	636	165	173	156	494
Depreciation expense	26	21	21	68	26	94	23	24	23	70
Amortization of intangible assets	14	14	14	42	13	55	13	12	13	38
Restructuring costs	—	—	—	—	—	—	—	3	17	20

Total expenses	770	723	725	2,218	774	2.992	771	787	778	2,336

Operating income	281	167	70	518	145	663	326	148	34	508
Loss on extinguishment of debt	—	—	60	60	—	60	—	—	—	—
Other (income) expense, net	(6)	(4)	(5)	(15)	(7)	(22)	—	3	9	12
Interest expense	31	32	30	93	33	126	32	35	34	101

Income (loss) before income taxes and interest in earnings(losses of associates	256	139	(15)	380	119	499	294	110	(9)	395
Income taxes	48	29	11	88	34	122	63	59	2	124

Income (loss) before interest in earnings(losses) of associates	208	110	(26)	292	85	377	231	51	(11)	271
Interest in earnings(losses) of associates, net of tax	15	(3)	(1)	11	(11)	—	19	(3)	3	19

Net income (loss)	223	107	(27)	303	74	377	250	48	(8)	290
Net (loss) income attributable to noncontrolling interests	(4)	(2)	—	(6)	(6)	(12)	(4)	(1)	1	(4)

Net income (loss) attributable to Willis Group Holdings	$219	$105	$(27)	$297	$68	$365	$246	$47	$(7)	$286

Diluted earnings per share
Net income (loss) attributable to Willis Group Holdings shareholders	$1.24	$0.59	$(0.15)	$1.67	$0.37	$2.04	$1.35	$0.26	$(0.04)	$1.57

Average number of shares outstanding
- Diluted	176	178	177	178	182	179	182	182	178	182

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

9.	Segment information by quarter

	2013						2014
	Q1	Q2	Q3	Q3 YTD	Q4	FY	Q1	Q2	Q3	Q3 YTD
Commissions and fees
Global	$427	$350	$289	$1,066	$292	$1,358	$442	$368	$290	$1,100
North America	355	327	322	1,004	345	1,349	369	340	328	1,037
International	264	208	180	652	274	926	279	222	190	691

Total commissions and fees	$1,046	$885	$791	$2,722	$911	$3,633	$1,090	$930	$808	$2,828

Total revenues
Global	$428	$352	$291	$1,071	$293	$1,364	$446	$371	$293	$1,110
North America	357	329	322	1,008	350	1,358	370	341	328	1,039
International	266	209	182	657	276	933	281	223	191	695

Total revenues	$1,051	$890	$795	$2,736	$919	$3,655	$1,097	$935	$812	$2,844

Operating income
Global	$187	$108	$47	$342	$34	$376	$181	$108	$28	$317
North America	82	55	46	183	66	249	96	64	49	209
International	78	26	(7)	97	81	178	84	23	(7)	100
Corporate and other(a)	(66)	(22)	(16)	(104)	(36)	(140)	(35)	(47)	(36)	(118)

Total operating income	$281	$167	$70	$518	$145	$663	$326	$148	$34	$508

Organic commissions and fees growth
Global	3.4%	8.5%	4.5%	5.3%	0.3%	4.3%	2.0%	3.4%	(0.4)%	1.9%
North America	4.4%	5.5%	3.8%	4.6%	5.6%	4.8%	4.7%	4.8%	3.4%	4.4%
International	4.5%	4.2%	11.4%	6.1%	4.8%	5.8%	7.2%	5.6%	6.3%	6.5%

Total organic commissions and fees growth	4.1%	6.3%	5.7%	5.3%	3.7%	4.9%	4.2%	4.5%	2.5%	3.8%

Operating margin
Global	43.7%	30.7%	16.2%	31.9%	11.6%	27.6%	40.6%	29.1%	9.6%	28.6%
North America	23.0%	16.7%	14.3%	18.2%	18.9%	18.3%	25.9%	18.8%	14.9%	20.1%
International	29.3%	12.4%	(3.8)%	14.8%	29.3%	19.1%	29.9%	10.3%	(3.7)%	14.4%
Total operating margin	26.7%	18.8%	8.8%	18.9%	15.8%	18.1%	29.7%	15.8%	4.2%	17.9%

(a)	Corporate and other includes certain leadership, project and other costs relating to group functions and the non-servicing or financing elements of the defined benefit pension scheme cost (income), as well as items such as expense reduction initiative costs.